Exhibit 10.60

EXECUTION VERSION

AMENDED AND RESTATED

REVOLVING LINE OF CREDIT AND REIMBURSEMENT AGREEMENT

by and between

BANK OF UTAH, not in its individual capacity, but solely as Trustee

and

AIRTRAN AIRWAYS, INC.

Regarding a Facility for the Issuance of Letters of Credit and the Making of Revolving Loans in the

Aggregate Amount of up to $215,000,000

October 31, 2008

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		2

1.01	Defined Terms	2
1.02	Other Interpretive Provisions	16
1.03	Accounting Terms	16
1.04	References to Agreements and Laws	17
1.05	Times of Day	17

ARTICLE II THE CREDIT FACILITY		17

2.01	The Letter of Credit Subfacility	17
2.02	The Revolving Loan Subfacility	20
2.03	General Terms	21

ARTICLE III CONDITIONS PRECEDENT		24

3.01	Conditions to Letter of Credit Subfacility	24
3.02	Conditions to Revolving Loan Subfacility	26
3.03	Each Letter of Credit	27

ARTICLE IV REPRESENTATIONS AND WARRANTIES		29

4.01	Existence, Qualification and Power	29
4.02	Authorization; No Contravention	29
4.03	Governmental Authorization; Other Consents	29
4.04	Binding Effect	30
4.05	Litigation	30
4.06	Insurance	30
4.07	Taxes	30
4.08	Compliance with Laws	30
4.09	Status of Credit Card Agreement	30
4.10	Valuation	30

ARTICLE V AFFIRMATIVE COVENANTS		31

5.01	Preservation of Existence, Etc.	31
5.02	Maintenance of Properties	31
5.03	Maintenance of Insurance	31
5.04	Compliance with Laws	31
5.05	Books and Records	31
5.06	Credit Card Agreement	32
5.07	Post-Closing Matters	32
5.08	Intangible Tax Deposit	32

ARTICLE VI NEGATIVE COVENANTS		33

6.01	Liens	33
6.02	Restricted Payments	33
6.03	Limitation on Indebtedness	35
6.04	Merger and Consolidation	36
6.05	Transactions with Affiliates	36
6.06	Amendment of Documents	37

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES		37

7.01	Events of Default	37
7.02	Remedies Upon Event of Default	38

ARTICLE VIII CHANGE IN CONTROL		39

ARTICLE IX MISCELLANEOUS		39

9.01	Amendments, Etc.	39
9.02	Notices and Other Communications; Facsimile Copies	39
9.03	No Waiver; Cumulative Remedies	40
9.04	Attorney Costs, Expenses and Taxes	40
9.05	Successors and Assigns	40
9.06	Confidentiality	40
9.07	Interest Rate Limitation	40
9.08	Counterparts	41
9.09	Integration	41
9.10	Severability	41
9.11	Governing Law	41
9.12	Waiver of Right to Trial by Jury	41
9.13	Consent to Jurisdiction	41
9.14	Security Trustee as Third Party Beneficiary	42

EXHIBITS

Exhibit A	Ninth Amendment to Credit Card Processing Agreement
Exhibit B	Form of Revolving Loan Request
Exhibit C	Form of Revolving Note
Exhibit D	Written Commitments for Indebtedness
Exhibit E	Notice Addresses

2

AMENDED AND RESTATED

REVOLVING LINE OF CREDIT AND REIMBURSEMENT AGREEMENT

THIS AMENDED AND RESTATED REVOLVING LINE OF CREDIT AND REIMBURSEMENT AGREEMENT is made this October 31, 2008, by and between BANK OF UTAH, not in its individual capacity, but solely as Trustee (the “Lender”), and AIRTRAN AIRWAYS, INC., a Delaware corporation (“AirTran”), regarding a facility for the issuance of letters of credit and the making of revolving loans in the aggregate amount of up to $215,000,000, and is an amendment and restatement of the Reimbursement Agreement by and between the Lender and AirTran dated as of August 12, 2008 (the “Original Reimbursement Agreement”). All references to the “Reimbursement Agreement” in the Credit Documents (as defined herein) are intended to refer to this Agreement.

R E C I T A L S:

U.S. Bank National Association, a national banking association (“U.S. Bank”), and certain other institutions (each, a “Processor”), and AirTran are parties to agreements which provide for the terms and conditions pursuant to which AirTran may honor cards bearing the service mark of MasterCard International Inc., Visa U.S.A., Inc. or Visa International, American Express, Discover or other national card associations designated by a Processor (the “Cards”) in connection with Card sales and the method of AirTran’s receiving payment or credit from a Processor for the sales AirTran makes (each such agreement, as amended from time to time, a “Credit Card Agreement”).

Pursuant to the terms of the Credit Card Agreement with a Processor, AirTran may be required to maintain with the Processor a deposit in an amount determined in accordance with the terms of such Credit Card Agreement (a “Deposit”).

Pursuant to the terms of the Credit Card Agreement with a Processor, the amount of the Deposit may be reduced by the amount remaining to be drawn under any valid and outstanding irrevocable standby letter of credit issued for the benefit of the Processor by one or more major money center banks in the United States or the United States branch of a major international money center bank, provided the terms are acceptable to the Processor.

AirTran desires that the Lender agree, on the terms and conditions set forth herein, to make available to AirTran a credit facility pursuant to which (i) the Lender will procure (either directly or through Affiliates) for the benefit of a Processor one or more letters of credit having terms acceptable to the Lender and such Processor for the purpose of reducing the amount of the Deposit which AirTran is required to maintain with such Processor under the terms of the Credit Card Agreement with such Processor, and (ii) the Lender make available to AirTran a revolving line of credit, provided that the sum of (x) the aggregate initial stated amount of all letters of credit (other than the Initial Letter of Credit (as hereafter defined)) procured by the Lender from time to time hereunder (without regard to any reduction thereof), (y) the outstanding principal amount of all advances made under the revolving line of credit and (z) $125,000,000 shall not at any one time exceed the Facility Amount (as hereafter defined).

The Lender is willing, on the terms and conditions set forth herein, (i) to procure or cause one or more of its Affiliates to procure for the benefit of the Processors, or one or more of them, one or more letters of credit, each letter of credit to have terms acceptable to the Lender and the Processor for whose benefit the letter of credit is being issued (each such letter of credit, a “Letter of Credit”), and (ii) to make available to AirTran a revolving line of credit, provided that the sum of (x) the aggregate initial stated amount of all letters of credit (other than the Initial Letter of Credit (as hereafter defined)) procured by the Lender from time to time hereunder (without regard to any reduction thereof), (y) the outstanding principal amount of all advances made under the revolving line of credit and (z) $125,000,000 shall not at any one time exceed the Facility Amount (as hereafter defined).

NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Collateral” means (i) the Arik Sale and Purchase Agreement and (ii) all of AirTran’s rights, title and interest in, to and under each agreement relating to a Hedging Obligation (including the related ISDA Master Agreement) to which it is a party.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, (i) a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 50% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent and (ii) in the case of a trust, the trustee and any beneficiary of the trust or any Affiliate thereof shall be deemed to Control the trust.

“Agreement” means this Amended and Restated Revolving Line of Credit and Reimbursement Agreement.

“Aircraft Acquisition Debt” means Indebtedness incurred by AirTran or any of the Restricted Subsidiaries of AirTran in connection with an acquisition of aircraft, related engines or spare engines, spare parts or other related equipment (including ground equipment and simulators) which in the case of Indebtedness either constitutes all or part of the purchase price thereof, or is incurred prior to, at the time of or within one year after the acquisition thereof for the purpose of financing or refinancing part of the purchase price thereof, and which equipment was not owned by AirTran or a Restricted Subsidiary of AirTran prior to such acquisition.

“Arik Payment Date” the date upon which delivery of aircraft under the Arik Sale and Purchase Agreement is made to Arik Air Limited, and the receipt by AirTran or its designee of payment in full of the balance of the purchase price for such aircraft in accordance with the terms of the Arik Sale and Purchase Agreement.

“Arik Sale and Purchase Agreement” means the Arik Aircraft Sale and Purchase Agreement, dated June 17, 2008, by and between Airtran and Arik Air Limited regarding the sale of two (2) the Boeing model 737-7BD aircraft.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel actually incurred by a Person.

“Available Credit” means, at any given time, the amount, if any, by which the Facility Amount exceeds the sum of (i) the aggregate outstanding principal amount of the Revolving Loans at such time, (ii) the aggregate initial stated amount of all letters of credit (other than the Initial Letter of Credit) procured by the Lender from time to time hereunder (without regard to any reduction thereof) and (iii) the stated amount of Initial Letter of Credit as of the date of this Agreement (i.e., $125,000,000).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by (B) the amount of such payment by (ii) the sum of all such payments.

“B717 Subsidiary” means AirTran Airways 717 Leasing Corporation, a Delaware corporation.

“Banking Day” means any day other than a Saturday, Sunday or other day on which commercial lenders in New York, New York, are authorized to close under the Laws of, or are in fact closed in, such state.

“Bankruptcy Code” means the Title 11 of the United States Code, as amended from time to time.

“Borrowing Date” means any date on which a Letter of Credit is issued hereunder or a Revolving Loan is made hereunder.

“Capital Lease” means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (i) in the case of a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change in Control” means the occurrence of any of the following events: (i) any Person (including any entity or group deemed to be a “person” under Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) is or becomes the direct or indirect beneficial owner (as determined in accordance with Rule 13d-3 under the Exchange Act) of shares of AirTran’s Capital Stock representing greater than fifty percent (50%) of the total voting power of all shares of Capital Stock of AirTran entitled to vote in the election of directors of AirTran under ordinary circumstances or to elect a majority of the Board of Directors of AirTran, (ii) AirTran sells, transfers or otherwise disposes of all or substantially all of its assets (it being understood that any sale or disposition of B717 or B737 aircraft owned by AirTran as of the date of this Agreement in a single transaction or series of related transactions does not constitute a sale of all or substantially all of AirTran’s assets so long as AirTran has sufficient remaining aircraft and other flight equipment to operate AirTran’s business thereafter in the ordinary course substantially consistent with past practices), (iii) when, during any period of 12 consecutive months after the date of this Agreement, individuals who at the beginning of any such 12-month period constituted AirTran’s Board of Directors (together with any new directors whose election by such Board or whose nomination for election by the stockholders of AirTran was approved by a vote of a majority of the directors still in office entitled to vote with respect to such nomination who were either directors at the beginning of such period or whose election or nomination for election was previously so approved but excluding any of the individuals who at the beginning of such 12-month period constituted such Board but who are no longer members), cease for any reason to constitute a majority of the Board of Directors then in office or (iv) the date of the consummation of the merger or consolidation of AirTran with another corporation where the stockholders of AirTran or of Holdings, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to fifty percent (50%) or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where members of the Board of Directors or of the Board of Directors of Holdings, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation.

“Collateral” has the meaning specified in Section 2.03(e)(i).

“Collateral Letter Agreement” means that certain Letter Agreement, dated as of the date hereof, between AirTran and the Lender.

“Consolidated Net Income” means, for any period, the net income of AirTran and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(i) any net income of any Person (other than AirTran) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, AirTran’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to AirTran or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) AirTran’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(ii) any net income (or loss) of any Person acquired by AirTran or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to AirTran, except that (A) subject to the exclusion contained in clause (iv) below, AirTran’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed or permitted to be distributed by such Restricted Subsidiary during such period to AirTran or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) AirTran’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(iv) any gain (but not loss) realized upon the sale or other disposition of any of assets of AirTran or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; and

(v) extraordinary, unusual and non-recurring gains or losses.

“Consolidated Net Worth” means the total of the amounts shown on the balance sheet of AirTran and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of AirTran for which financial statements have been made publicly available prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of AirTran plus paid-in capital or capital surplus relating to such Capital Stock plus, (ii) any retained earnings or earned surplus less any accumulated deficit.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other enforceable undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Credit Document Obligations” means all loans and advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under this Agreement, any Credit Document, or any amendments to any of the foregoing, or otherwise with respect to the Letter of Credit Subfacility or the Revolving Loan Subfacility, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Credit Documents” means this Agreement, the Security Documents, the Guaranty, the Letters of Credit, the Warrant, the Registration Rights Agreement and each other document, instrument or agreement from time to time executed by any Credit Party or any Responsible Officer thereof and delivered in connection with this Agreement.

“Credit Parties” means, collectively, AirTran and the Guarantor, and “Credit Party” means any one of such Persons.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary designed to protect such Person against fluctuations in currency values and not for the purpose of speculation.

“Cutoff Date” means, in respect of the Initial Letter of Credit, the Cutoff Date as defined as in the Credit Card Agreement between AirTran and U.S. Bank and any equivalent term of which is stipulated by the terms of the Credit Card Agreement between AirTran and any Processor other than U.S. Bank.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Excess Cash” means the amount by which Unrestricted Cash exceeds $305 million.

“Expiration Date” means April 30, 2010.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning specified in Section 7.01.

“Facility Amount” means $215,000,000 minus, from and after the first (1 st) day of the calendar month following each Arik Payment Date, $4,000,000 per aircraft sold under the Arik Sale and Purchase Agreement during the preceding month, provided, there shall be no such reduction to the extent of the expected net (after payment of any associated debt) proceeds (up to $8,000,000) payable to AirTran under third-party sale agreements for one or more B737 or B717 aircraft for delivery by AirTran as seller prior to June 30, 2009 if AirTran has collaterally assigned to Lender its interest as seller under such third-party sale agreements and the aircraft subject to such sale agreements have not been delivered to the purchaser.

“Fuel Protection Agreements” means in respect to a Person any fuel protection agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in market prices or indices of aircraft fuels and not for the purpose of speculation.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied.

“General Triggering Event” means any event defined as a “General Triggering Event” in the Credit Card Agreement between AirTran and U.S. Bank and any event the occurrence of which is stipulated by the terms of the Credit Card Agreement between AirTran and any Processor other than U.S. Bank to have consequences for AirTran similar to the consequences of such event as set forth in the Credit Card Agreement between AirTran and U.S. Bank.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central lender or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease Property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, Guaranteed or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means Holdings.

“Guaranty” means the Guaranty made by the Guarantor in favor of the Lender pursuant to Article III.

“Hangar Mortgage” shall mean the Mortgage and Security Agreement, dated as of August 12, 2008, between AirTran and Security Trustee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Fuel Protection Agreement or Currency Agreement.

“Holdings” means AirTran Holdings, Inc., a Nevada corporation.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable,

(ii) all obligations of such Person under Capital Leases;

(iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(iv) all obligations of such Person for the reimbursement of any obligor on letters of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Banking Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(vii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The “amount” or “principal amount” of Indebtedness at any time of determination as used herein represented by (a) any contingent Indebtedness, shall be the maximum principal amount thereof, and (b) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP.

“Initial Letter of Credit” means that certain Irrevocable Standby Letter of Credit No. CPCS-670045, dated August 15, 2008, issued by JPMorgan Chase Bank, N.A. in favor of U.S. Bank for the account of AirTran, in the original stated amount of $150,000,000 (reduced by amendment to $125,000,000), expiring 364 days from the date of issuance but subject to renewal on the same terms as the original but having an expiration date of June 30, 2011, or, if applicable, 18 months after the Cutoff Date, which Initial Letter of Credit may be drawn upon by U.S. Bank in accordance with the terms set forth in such Initial Letter of Credit.

“Initial Revolving Loan” means the Revolving Loan, if any, requested by AirTran and made by the Lender on October 31 , 2008.

“Intangible Tax Deposit” has the meaning specified in Section 5.08.

“Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates and not for the purpose of speculation.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, or (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, valued at the date such Investment is made, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“L/C Exposure” means, as of any date of determination, the aggregate amount of all outstanding indebtedness, whether absolute, contingent, mature or unmature, and whether principal, interest, fees, charges, expenses (including Attorney Costs) or otherwise, owing or potentially owing by AirTran to the Lender and arising under, pursuant to, or on account of the Letters of Credit, including (i) any reimbursement obligation of AirTran arising upon the L/C Issuer’s honoring of any draft drawn under the Letters of Credit or the Lender’s honoring of its obligation to the L/C Issuer arising upon the L/C Issuer’s honoring of any draft drawn under the Letters of Credit, and (ii) the contingent obligation of AirTran to the Lender outstanding in connection with the undrawn amounts under the Letters of Credit outstanding at such time.

“L/C Issuer” means, collectively, the major money center bank or banks in the United States and/or the United States branch or branches of a major international money center bank which shall have issued a Letter of Credit procured by the Lender in accordance with the provisions of Article II.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Letter of Credit” has the meaning set forth in the Recitals.

“Letter of Credit Subfacility” means the letter of credit subfacility established by the Lender for the benefit of AirTran pursuant to Article II.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects (not resulting solely from a change in general economic conditions) of AirTran and its Subsidiaries taken as a whole; (b) a material impairment of the ability of AirTran and its Subsidiaries taken as a whole to perform their obligations under the Credit Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Credit Document to which it is a party.

“Maximum Rate” has the meaning specified in Section 9.07.

“Maximum Revolving Loan Amount” means $90,000,000.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means, collectively, the Credit Document Obligations and the Other Obligations.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Agreements” shall mean each agreement identified as an “Other Agreement” in the Collateral Letter Agreement.

“Other Obligations” shall mean all obligations of AirTran or Holdings under each Other Agreement.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by AirTran or any ERISA Affiliate or to which AirTran or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Investment” means an Investment by AirTran or any Restricted Subsidiary in (i) AirTran, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, AirTran or a Restricted Subsidiary; (iii) Temporary Cash Investments; (iv) receivables owing to AirTran or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as AirTran or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with the past practices of AirTran or such Restricted Subsidiary in an aggregate amount outstanding at any time of not more than $2,000,000; (vii) any Investment arising as a result of any Hedging Obligations: (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to AirTran or any Restricted Subsidiary or in satisfaction of judgments; (ix) Investments in the normal course of business in any Persons the primary business of which is substantially related to the airline business and (x) Investments in airline jointly-owned corporations and ventures established for the ownership or operation of communications, take-off and landing fights, ticket office and airport facilities and for other joint airline purposes.

“Permitted Liens” means (i) with respect to any item constituting Collateral, a “Permitted Collateral Lien” (as such term is defined in the Security Agreement) and (ii) with respect to any Person and any rights, assets and properties not constituting Collateral:

(a) Liens existing or securing Indebtedness existing (or for which a written commitment has been made on or prior to the date of this Agreement) on the date of this Agreement;

(b) Liens granted in favor of the Lender or an Affiliate of the Lender, including Liens securing Indebtedness created under this Agreement;

(c) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to AirTran to secure Indebtedness owing to AirTran by such Restricted Subsidiary;

(d) Liens for employee wages and pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(e) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not past due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(f) Liens (other than Liens arising under ERISA) for taxes, assessments or other governmental charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on AirTran’s books in accordance with GAAP;

(g) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; provided, that such letters of credit do not constitute Indebtedness;

(h) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(i) any Lien securing Aircraft Acquisition Debt, which Lien is incurred when such Indebtedness is incurred and which Lien does not extend to property other than the property financed thereby and/or purchase contracts in respect thereof;

(j) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

(k) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

(l) Liens securing Hedging Obligations;

(m) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

(n) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (a), (i), (j), (k), (q) or (s); provided, that (x) such new Lien shall be limited to all or part of the same Property that secured the original Lien (plus improvements to or on such Property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount, or, if greater, committed amount of the Indebtedness described under clause (a), (i), (j), (k), (q) and (s) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses related to such Refinancing;

(o) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly-owned Subsidiary of such Person;

(p) any judgment Lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged, vacated or reversed or the execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of any such stay;

(q) Liens securing Indebtedness permitted pursuant to Section 6.03 hereof;

(r) Liens consisting of leases by AirTran as lessor or sublessor to lessees or sublessees of any aircraft or other flight equipment; and

(s) Liens in favor of credit card processors securing or otherwise relating to the holdback rights of such credit card processors for purchased but unused tickets.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by AirTran or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

“Pledged Stock” shall have the meaning assigned to such term in the Security Agreement.

“Preferred Stock” as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or, involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Agreement Security Agreement” means the Security Agreement, dated August 12, 2008, between AirTran and the Lender.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange for, such indebtedness. “Refinanced” or “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of AirTran or any Restricted Subsidiary existing on the date of this Agreement or incurred in compliance with this Agreement, including Indebtedness that Refinances Refinancing Indebtedness; provided, that (i) such Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced, provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that Refinances AirTran’s Indebtedness or (y) Indebtedness of AirTran or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of October 31, 2008, between Holdings and Lender.

“Responsible Officer” means the chief executive officer, president, chief financial officer, general counsel or other senior officer of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payment” means, with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock and dividends or distributions payable solely to AirTran or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a wholly-owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of AirTran held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of AirTran (other than a Restricted Subsidiary and other than pro rata purchases, redemptions, acquisitions or retirements made by a Subsidiary that is not a wholly-owned Subsidiary), including the exercise of any option to exchange any Capital Stock or (iii) the making of any Investment in any Person (other than a Permitted Investment). Any purchase or redemption of Capital Stock by an employee stock ownership or benefit plan shall not constitute a Restricted Payment except to the extent, if any, that such purchase or redemption is financed by AirTran or its Restricted Subsidiaries.

“Restricted Subsidiary” means B717 Subsidiary and any Subsidiary of AirTran that is not an Unrestricted Subsidiary.

“Revolving Loan Subfacility” means the revolving line of credit subfacility established by the Lender for the benefit of AirTran pursuant to Article II.

“Revolving Loans” means all advances made by the Lender under Section 2.02. A “Revolving Loan” means an individual advance made by the Lender under Section 2.02.

“Revolving Loan Request” means a request for a Revolving Loan substantially in the form of Exhibit B.

“Revolving Note” means a promissory note of AirTran, made by AirTran payable to the order of the Lender, evidencing Revolving Loans made or to be made by the Lender under the Revolving Loan Subfacility, substantially in the form of Exhibit C.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of October 31, 2008, between AirTran, as Grantor, and the Security Trustee, as the secured party.

“Security Documents” means the Security Agreement, the Purchase Agreement Security Agreement, the Spare Parts Security Agreement, the Hangar Mortgage, the Guaranty, the Collateral Letter Agreement, and any other document from time to time executed by any Credit Party or Responsible Officer thereof for the purpose of securing such Credit Party’s obligation under the Credit Documents, as each may be amended or supplemented by the parties hereto from time to time.

“Security Trustee” means Bank of Utah, not in its individual capacity but solely as Security Trustee under the Security Trust Agreement, dated as of August 12, 2008, between Bank of Utah and the Lender.

“Senior Credit Facilities” means one or more credit facilities between AirTran and one or more financial institutions or other companies named therein as lenders providing for term borrowings and/or revolving borrowings, including all related notes, collateral documents, instruments and agreements executed in connection therewith, in each case as may be amended, supplemented, restated or otherwise modified from time to time and including any replacement, extension, modification or renewal thereof, provided that a credit facility shall not be a “Senior Credit Facility” unless (a) no Indebtedness created thereunder is secured by a security interest in the Collateral, or any part thereof, or (b) if any Indebtedness created thereunder is secured by a security interest in the Collateral, the lenders and/or agent for the lenders under such credit facility have entered into an intercreditor agreement with the Lender in form and substance reasonably acceptable to the Lender.

“Spare Parts Security Agreement” means the Spare Parts Security Agreement, dated as of August 12, 2008, between Security Trustee and AirTran.

“Specified Default” shall mean a breach (without regard to any lapse of time) by AirTran of its obligations under Section 2.03(e) or any Default of the type described in Section 7.01(a) or (g) hereof.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Temporary Cash Investments” means any of the following: (i) any investment in U.S. Government Obligations; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing (including any partial renewal thereof) within one hundred eighty (180) days of the date of acquisition thereof issued by a bank or trust issuer which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust issuer has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term (including any partial renewal thereof) of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) investments in commercial paper, maturing (including any partial renewal thereof) not more than ninety (90) days after the date of acquisition, issued by a corporation (other than AirTran or an Affiliate of AirTran) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s, or A-1 (or higher) according to S&P; (v) investments in securities with maturities (including any partial renewal thereof) of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s; and (vi) investments in the Columbia Strategic Cash (Strat Cash) — Short Term fund and the Columbia Strategic Cash (Strat Cash) – Long Term Fund.

“Total Exposure” means, at any time, the sum of (i) the L/C Exposure at such time and (ii) the outstanding principal amount of all Revolving Loans at such time.

“Type I Collateral” means all Collateral other than Type II Collateral.

“Type II Collateral” means that portion of the Collateral consisting of (A) the Spare Parts (as defined in the Spare Parts Security Agreement) but only to the extent the Spare Parts are manufactured and intended solely for use in connection with the operation and maintenance of any Boeing Model 737 Aircraft and (B) any portion of the Collateral which is reclassified as Type II Collateral in accordance with Section 2.03(e) hereof.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means Unrestricted Cash as defined as in the Credit Card Agreement between AirTran and U.S. Bank.

“Unrestricted Subsidiary” means (i) any Subsidiary of AirTran that at the time of determination shall be, or has been, designated an Unrestricted Subsidiary by the Board of Directors of AirTran in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of AirTran (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any Property of, AirTran or any other Subsidiary of AirTran that is not a Subsidiary of the Subsidiary to be so designated, provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 6.02. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary, provided that immediately after giving effect to such designation (x) AirTran could incur $1.00 of additional Indebtedness under paragraph (a) of Section 6.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be made by AirTran to the Lender by promptly filing with the Lender a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Bank” has the meaning set forth in the Recitals.

“Valuation Requirements” has the meaning specified in Section 2.03(d).

“Warrant Agreement” means that certain Warrant Agreement dated even date herewith pursuant to which Holdings issues to the Lender certain warrants exercisable for Holdings’ common stock, as more fully described therein.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article and Section references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

1.03 Accounting Terms. With reference to this Agreement and each other Credit Document, except as otherwise expressly provided in this Agreement or such other Credit Document, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement or such other Credit Document shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time.

1.04 References to Agreements and Laws. With reference to this Agreement and each other Credit Document, except as otherwise expressly provided in this Agreement or such other Credit Document, (a) references to Organizational Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.05 Times of Day. Unless otherwise specified, all references herein and in any other Credit Document to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE CREDIT FACILITY

2.01 The Letter of Credit Subfacility.

(a) Procurement of Letters of Credit. Upon the satisfaction of each of the conditions of Section 3.01, the Lender agrees, subject to the terms of Section 3.03 and all other terms and conditions of this Agreement, to procure, or to cause an Affiliate to procure on its behalf, at AirTran’s request from time to time on any Business Day on or after the date hereof and until thirtieth (30th) day prior to the Expiration Date, or such earlier date as otherwise provided herein, the issuance for the benefit of Processors Letters of Credit in an aggregate stated amount not to exceed the Available Credit, by applying for in its own name, or agreeing to participate in, backstop, or otherwise to underwrite the financial obligations of AirTran as the customer under, the Letters of Credit.

(b) Purpose of the Letters of Credit. The Letters of Credit issued pursuant to this Article II shall be used by AirTran solely to reduce the amount of the Deposit AirTran is required to maintain with a Processor under the terms of the Credit Card Agreement with the Processor.

(c) Letter of Credit Fees. AirTran shall pay, or reimburse the Lender for, any and all fees and charges incurred by the Lender, any Affiliate of the Lender or AirTran to the L/C Issuer on account of the issuance of the Letters of Credit in accordance with the terms of this Article II, which shall be due and payable promptly upon the Lender’s or the L/C Issuer’s presentation to AirTran of the invoice of the L/C Issuer therefor.

(d) Drawings and Reimbursements.

(i) Upon receipt from the L/C Issuer of any notice of drawing under a Letter of Credit, the Lender shall notify AirTran, or AirTran shall notify the Lender, as the case may be, of such receipt. Not later than 2:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (or if the notice of drawing on such Letter of Credit is given to AirTran after 10:00 a.m. on such day, then not later than 10:00 a.m. on the next succeeding Banking Day), AirTran shall reimburse the Lender, in an amount equal to the amount of such drawing. Any notice given pursuant to this Section 2.01(d) may be given by telephone if immediately confirmed in writing, provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) AirTran shall pay interest to the Lender on any amount not paid to the Lender when due under the provisions of this Section 2.01 from the date due until paid at the per annum rate of twelve percent (12%).

(e) Obligation Absolute. AirTran’s obligation to reimburse the Lender for reimbursements made to the L/C Issuer, for payments made by the L/C Issuer of drafts drawn under the Letter of Credit and for other amounts payable by AirTran hereunder shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of AirTran shall be paid strictly in accordance with the terms hereof under all circumstances, notwithstanding any of the following:

(i) any setoff, counterclaim, recoupment, defense or other right which AirTran may have against the L/C Issuer, the Lender, Processor or any other Person for any reason whatsoever;

(ii) any adverse change in the condition (financial or otherwise) of AirTran or any Guarantor;

(iii) any lack of validity or enforceability of a Letter of Credit or any other agreement;

(iv) the existence of any claim, setoff, defense or other right AirTran may at any time have against a beneficiary or any transferee of the Letters of Credit (or any Persons or entities for whom any such transferee may be acting), or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between the Lender and the Processor);

(v) any extension of time for payment or performance of AirTran’s obligation to reimburse the L/C Issuer, Security Trustee or Processor;

(vi) the exchange, modification, substitution, or surrender of any Collateral;

(vii) any failure, omission, or delay on the part of a Processor, Security Trustee or L/C Issuer to enforce, assert, or exercise any right, power, or remedy conferred on it in connection with a Credit Card Agreement, any Credit Document, or any other action on the part of the L/C Issuer, Security Trustee or Processor;

(viii) any limitation on AirTran’s liability or obligations (or the liabilities and obligations of any other Person) or any discharge, termination, cancellation, frustration, irregularity, invalidity, or unenforceability, in whole or in part of a Credit Card Agreement, any Credit Document or any other agreement;

(ix) any merger or consolidation of AirTran or Holdings into or with any other corporation, or any sale, lease, or other transfer of any of the assets of AirTran or Holdings to any other Person or any change in the ownership of AirTran or Holdings or in the control of any such owner;

(x) to the extent permitted by law, any release or discharge, by operation of law, of AirTran from the performance or observance of any obligation, covenant, or agreement contained in this Agreement;

(xi) any draft, demand, certificate or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit;

(xii) payment by the L/C Issuer under a Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit, or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to the beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(xiii) any other circumstance or event whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Lender; or

(xiv) the fact that a Default or an Event of Default has occurred and is continuing.

(f) Limitation of the Lender’s Liability. AirTran agrees that, in reimbursing the L/C Issuer for the payment of any draft under a Letter of Credit, the Lender shall not have any responsibility to obtain or examine any draft or any document which is required by such Letter of Credit to accompany any draft made under such Letter of Credit or to ascertain or inquire as to the validity or accuracy of any draft or other such document or the authority of the Person executing or delivering any such document. AirTran assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of the Letters of Credit; provided that this assumption is not intended to, and shall not, preclude AirTran’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. The Lender shall not be liable or responsible for any of the matters described in clauses (i) through (xiv) of Section 2.01(f), provided that anything in such clauses to the contrary notwithstanding, in the event AirTran sustains damages caused by the L/C Issuer’s bad faith, willful misconduct or gross negligence, and the Lender is the account party on the Letter of Credit, the Lender shall, at the request of AirTran and at AirTran’s cost and expense, assign its rights to prosecute such claim against the L/C Issuer to AirTran.

(g) Assumption of Risk. As between the Lender, on the one hand, and AirTran, on the other hand, AirTran assumes all risks of the acts and omissions of, or misuse of the Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, the Lender shall not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of the Letters of Credit, even if they should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letters of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (c) failure of the beneficiary of the Letters of Credit to comply fully with conditions required in order to demand payment under the Letters of Credit; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a payment under a Letter of Credit or of the proceeds thereof; (g) the credit of the proceeds of any drawing under a Letter of Credit; and (h) any consequences arising from causes beyond the control of the Lender. None of the above shall affect, impair, or prevent the vesting of any of the Lender’s rights or powers under this Agreement or the Security Trustee’s rights under the Security Documents.

(h) Indemnification. AirTran agrees to hold the Lender, Security Trustee, the L/C Issuers and their respective officers, directors, employees, agents, and Affiliates (the “Indemnitees”) harmless from and against any and all claims, loss, liability or damage, including Attorneys’ Costs, howsoever arising from or in connection with the Letters of Credit, the Revolving Note, the Credit Card Agreements and the Credit Documents, but excluding any such claim, loss, liability or damage resulting from any such Indemnitee’s bad faith, gross negligence or willful misconduct. In addition to, and without limiting the foregoing or any other indemnification provisions contained in the Credit Card Agreements or any of the Credit Documents, AirTran hereby agrees to indemnify and hold each Indemnitee harmless from and against (a) any and all claims and damages, losses, liabilities, costs and expenses (including Attorneys’ Costs) which any Indemnitee may incur by reason or in connection with the execution and delivery or transfer or payment or failure to pay under the Letter of Credit or the Revolving Note, unless arising from such Indemnitee’s bad faith, gross negligence or willful misconduct; and (b) any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including Attorneys’ Costs) that an Indemnitee may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or the Lender’s undertaking with respect thereto, or (ii) the failure of the L/C Issuer to honor a demand for payment under the Letters of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent a result of the bad faith, gross negligence or willful misconduct of such Indemnitee.

(i) General Terms. The terms and conditions set forth in Section 2.03 shall be applicable to the Letter of Credit Subfacility established under this Section 2.01.

2.02 The Revolving Loan Subfacility.

(a) Revolving Loans. Upon the satisfaction of each of the conditions of Section 3.02, the Lender agrees, subject to the conditions of Section 3.03 and all other terms and conditions of this Agreement, from time to time on any Business Day prior to the Expiration Date at AirTran’s request, to make Revolving Loans to AirTran in an aggregate outstanding principal amount that shall not exceed the lesser of (i) the Available Credit and (ii) the Maximum Revolving Loan Amount. Each Revolving Loan shall be in a minimum principal amount of $1,000,000.

(b) Revolving Note. The Revolving Loans made by the Lender, and AirTran’s obligation to repay the same, together with interest thereon, shall be evidenced by the Revolving Note.

(c) Notice and Manner of Borrowing.

(i) AirTran may request Revolving Loans hereunder by giving the Lender a Revolving Loan Request at least three (3) Banking Days before the Banking Day on which AirTran desires for a Revolving Loan to be made, except that a Revolving Loan Request for the Initial Revolving Loan may be given at any time prior to 10:00 A.M. on October 31, 2008. Unless the Lender determines that any applicable condition specified in Sections 3.02 or 3.03 has not been satisfied, the Lender shall make the Revolving Loans available to AirTran by crediting a checking account maintained by AirTran with a commercial bank designated by AirTran.

(ii) All Revolving Loan Requests shall specify the date, amount, and such other information called for in the form of the Revolving Loan Request.

(iii) AirTran’s submission to the Lender of any Revolving Loan Request shall constitute a reaffirmation by AirTran that all representations and warranties contained in this Agreement are (unless otherwise specified in writing to the Lender or relating specifically to an earlier date or period in which case such representations and warranties shall have been true and correct as of such earlier date or period) true and correct on and as of the date of the request and that no Default or Event of Default shall have occurred and is continuing or will result from the making of the Revolving Loan so requested.

(iv) AirTran may obtain no more than two (2) Revolving Loans during any calendar month.

(d) Rates of Interest on Revolving Loans. Interest on the unpaid principal amount of each Revolving Loan shall accrue at a rate equal to 12% per annum.

(e) Payments on Revolving Loans. All or part of the outstanding principal amount of any Revolving Loan may be repaid, with accrued interest thereon, at any time and from time to time without penalty or premium. Each Revolving Loan shall be repaid, in full, with all accrued and unpaid interest thereon, not later than the earlier of (i) such date on which repayment in full is required pursuant to the terms of this Agreement and (ii) the Expiration Date. Accrued and unpaid interest on the unpaid principal balance of the Revolving Loans shall be due and payable monthly on the first (1st) day of each month, commencing on the first (1st) Banking Day of the first (1st) month after the Initial Revolving Loan is made.

(f) Use of Proceeds. The proceeds of the Revolving Loans will be used by AirTran solely to fund the general corporate needs of AirTran.

(g) Availability. No Revolving Loan requested or made under this Article II shall be in an amount which exceeds the lesser of (i) the Maximum Revolving Loan Amount and (ii) the Available Credit.

(h) The Lender is hereby authorized by AirTran to record on its records with respect to the Revolving Loans and all amounts evidenced by the Revolving Note (i) the date and principal amount thereof and (ii) each repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of the Lender to make such a recordation with respect to any Revolving Loan or payment shall not limit or otherwise affect the obligations of AirTran.

(i) General Terms. The terms and conditions set forth in Section 2.03 shall be applicable to the Revolving Loans made under this Section 2.02.

2.03 General Terms. The Letter of Credit Subfacility and the Revolving Loan Subfacility shall be subject to the following terms:

(a) Computation of Interest. All computations of interest shall be made on the basis of a 360 day year of 12 months of 30 days each and actual days elapsed. Interest on a Revolving Loan shall accrue from the date of the making of such Revolving Loan, but exclude the date of payment. Interest on AirTran’s obligations resulting from nonpayment of any amount due pursuant to Section 2.01(e) on account of a draw under a Letter of Credit shall accrue from and include the date of drawing under such Letter of Credit, but exclude the date of payment.

(b) Payments Generally.

(i) Except as otherwise expressly provided herein, all payments by AirTran hereunder with respect to any reimbursement of and interest on account of any drawing under a Letter of Credit, any payment under the Revolving Note, and any other payment to the Lender pursuant to this Agreement shall be made to the Lender, to such account as the Lender may from time to time direct, in Dollars, not later than the time required hereunder on the date specified herein. Except as otherwise expressly provided herein, all other payments by AirTran hereunder shall be made to the Lender, to such account as the Lender may from time to time direct, in Dollars, not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on the next succeeding Banking Day, and any applicable interest shall accrue until receipt of such payment.

(ii) If any payment to be made by AirTran shall come due on a day other than a Banking Day, payment shall be made on the next following Banking Day, and such extension of time shall be reflected in computing interest.

(iii) Except as otherwise specified in Section 2.01(d)(ii), AirTran shall pay interest to the Lender on any amount not paid to the Lender when due under the provisions of this Agreement from the date due until paid at the per annum rate of 14%.

(c) Facility Fee. In consideration of the Lender’s (i) procurement of the Letters of Credit for the benefit of Processors and (ii) agreement to make Revolving Loans to AirTran, in each case subject and pursuant to the terms of this Agreement (including, without limitation, the provisions of this Article II), AirTran shall pay to the Lender in advance, commencing on November 1, 2008 and on the first Banking Day of each month thereafter, a non-refundable procurement fee equal to (A) four percent (4%) per annum for the period commencing on the initial Borrowing Date and ending on October 31, 2009 and (B) two percent (2%) per annum thereafter, in each case, applied to the Facility Amount.

(d) Collateral Coverage. Subject to the terms hereof (including, without limitation, Sections 2.01(a) and 2.02(a), AirTran may request at any time before the Expiration Date the issuance of Letters of Credit and may request Revolving Loans, in any case in an amount not exceeding the Available Credit at that time upon (a) AirTran’s certifying in accordance with the Valuation Requirements that the aggregate value of the then-existing Collateral is equal to or greater than the Total Exposure at that time (plus the stated amount of the Letter of Credit or the principal amount of the Revolving Loan being requested) or (b) granting to Security Trustee a security interest in additional Property, which, together with all other then-existing Collateral, has an aggregate value established by AirTran in accordance with the Valuation Requirements that is equal to or greater than the Total Exposure at that time (plus the stated amount of the Letter of Credit or the principal amount of the Revolving Loan being requested). To establish the aggregate value of Collateral for any purpose under this Agreement at any time, AirTran shall provide the Lender evidence of the aggregate value of the Collateral at such time, which evidence shall be reasonably acceptable to the Lender (which in the case of any Borrowing Date, shall consist of a certification contained in the Revolving Loan Request), current and based on industry-standard methods of valuation and techniques provided that at all times the Pledged Stock shall be deemed to have a value of zero and, at any time, any other item of Collateral in which the Lender (or an Affiliate) or the Security Trustee does not have a perfected security interest shall be deemed to have a value of zero (the “Valuation Requirements”).

(e) Security.

(i) The Credit Document Obligations of AirTran shall be secured in accordance with the provisions of the Security Documents, by a first priority perfected security interest in (a) the Collateral (as defined in the Security Agreement), (b) the rights of AirTran under the Purchase Agreement (as defined in the Purchase Agreement Security Agreement), (c) the Additional Collateral, and (d) all other Property in which the Lender (or an Affiliate thereof) or the Security Trustee may be granted a security interest to secure the Credit Document Obligations of AirTran (collectively, the “Collateral”).

(ii) Not less than once during each calendar quarter, AirTran shall provide to the Lender a list consisting of all tangible Property constituting the Collateral and, in the case of Collateral consisting of Spare Parts, Inventory or Equipment (as each such term is defined in the Security Agreement), the location or locations of such Collateral. Not less than once each calendar quarter or upon Lender’s reasonable request at any time if a Specified Default is continuing, AirTran shall provide to Lender evidence of the aggregate value of the Collateral established in accordance with the Valuation Requirements.

(iii) The aggregate value of all Type I Collateral and the Type II Collateral shall at all times be at least equal to the Total Exposure. If at any time, then AirTran shall be entitled to cause a mutually agreed upon pool of Type I Collateral with a value less than or equal to such excess to be recharacterized as Type II Collateral as and to the extent that the ratio of the aggregate value of Type I Collateral to the Facility Amount is not reduced by such recharacterization. The parties will enter into an amendment of this Agreement to reflect such recharacterization of the Collateral. In the event that, at any time, the aggregate value of the Type I Collateral and the Type II Collateral is determined to be less than the Total Exposure, AirTran shall within five (5) Banking Days (i) repay the aggregate outstanding Revolving Loans to the extent required to eliminate such shortfall and (ii) if any such shortfall remains after repayment in full of the aggregate outstanding Revolving Loans, (A) grant to Security Trustee a security interest in additional Property and provide to the Lender the valuation thereof in accordance with the Valuation Requirements or (B) take such steps as are necessary to reduce the L/C Exposure to the amount of such valuation. Any repayment pursuant to this Section 2.03(e)(iii) shall be applied to the outstanding principal amount of the Revolving Loans in inverse order of maturity. Notwithstanding any provision of any Credit Document to the contrary, the value of any item of Collateral and the aggregate value of all Collateral for purposes of Section 2.03(d), this Section 2.03(e), Section 3.03(j) and any other provision of any Credit Document requiring a valuation of the Collateral shall be established by AirTran in accordance with the Valuation Requirements.

(iv) Prior to any change in the pool of Property constituting the Collateral as a result of a sale, transfer or disposition of any such Property as permitted by this Agreement or any other Credit Document, upon the Lender’s request, AirTran shall provide promptly to the Lender, in accordance with the Valuation Requirements, a valuation of the pool of Property constituting the Collateral after taking into account any such proposed change. In the event the value of the Type I Collateral and the Type II Collateral in such pool is determined to be less than the Total Exposure, AirTran shall, prior to such change, (i) repay the aggregate outstanding Revolving Loans to the extent required to eliminate such shortfall and (ii) if any such shortfall remains after repayment in full of the aggregate outstanding Revolving Loans, (A) grant to Security Trustee a security interest in additional Property and provide to the Lender the valuation thereof in accordance with the Valuation Requirements or (B) take such steps as are necessary to reduce the L/C Exposure to the amount of such valuation. Any repayment pursuant to this Section 2.03(e)(iv) shall be applied to the outstanding principal amount of the Revolving Loans in inverse order of maturity.

(v) Without limiting Section 2.03(d)(iii), AirTran may, with the prior written consent of the Lender (not to be unreasonably withheld, delayed or conditioned), sell, transfer or otherwise dispose of any of the Property constituting Type I Collateral; provided no such consent shall be required and the provisions of Section 2.03(d)(iv) requiring AirTran to provide to the

Lender a valuation shall not apply to the extent any such sale, transfer or other disposition that is in respect of Type I Collateral consisting of Inventory or Equipment is made in the ordinary course of business or is an isolated sale, transfer or disposition which is immaterial in terms of the aggregate value of the Collateral. Following any such sale, disposition or transfer, any such Property shall no longer be deemed to be “Collateral” for all purposes of this Agreement and the other Credit Documents and shall be released from the Lien of the applicable Credit Documents pursuant to the terms thereof.

(vi) Without limiting Section 2.03(d)(iii) but notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, AirTran may, without the prior written consent of the Lender, sell, transfer or otherwise dispose of any of Property constituting the Type II Collateral if AirTran establishes to the reasonable satisfaction of the Lender prior to such sale, transfer or disposition that the proceeds of such sale, transfer or disposal are to be used by AirTran for purposes of (i) liquidity enhancement, (ii) reduction of Indebtedness, (iii) replacing Property or (iv) other bona fide purposes; provided that if the proceeds of any such sale, transfer or other disposition are intended to be used for the purposes described in clause (iv) above, AirTran shall obtain the prior written approval of the Lender (not to be unreasonably withheld, delayed or conditioned); provided further that if a Specified Default or an Event of Default shall have occurred and then be continuing, any and all proceeds of any such sale, transfer or disposition shall be deposited into the Collateral Account (as defined in the Security Agreement) until such time as such Specified Default or Event of Default, as applicable, shall no longer exist. Following any such sale, disposition or transfer, any such Property shall no longer be deemed to be “Collateral” for all purposes of this Agreement and the other Credit Documents and shall be released from the Lien of the applicable Credit Documents pursuant to the terms thereof.

(vii) If at any time AirTran obtains a release of all of the Letters of Credit issued for the benefit of Processors, repays all Revolving Loans, with interest thereon, terminates the Revolving Loan Subfacility and satisfies in full all Obligations, all Property then constituting the Collateral shall no longer be deemed to be “Collateral” for all purposes of this Agreement and the other Credit Documents and shall be released from the Lien of the applicable Credit Documents pursuant to the terms thereof.

(f) Excess Cash Payments. If AirTran shall determine it has Excess Cash on any Banking Day, AirTran shall promptly, but in any event within three (3) Banking Days of such determination, pay the Lender an amount equal to the Excess Cash to be applied to the outstanding principal amount of the Revolving Loans in inverse order of maturity until the balance of such Revolving Loans is zero.

(g) Total Exposure. If, on any date of determination, the Total Exposure exceeds the Facility Amount, then AirTran shall promptly, but any event within two (2) Banking Days of such determination, (i) repay the aggregate outstanding Revolving Loans to the extent required to eliminate such excess and (ii) if any such excess remains after repayment in full of the aggregate outstanding Revolving Loans, take such steps as are necessary to reduce the L/C Exposure to eliminate such excess. Any repayment pursuant to this Section 2.03(g) shall be applied to the outstanding principal amount of the Revolving Loans in inverse order of maturity.

ARTICLE III

CONDITIONS PRECEDENT

3.01 Conditions to Letter of Credit Subfacility. The obligation of the Lender to procure the issuance of the Initial Letter of Credit shall not become effective until the date on which each of the following conditions is satisfied:

(a) Organizational and Authority Documents. The Lender shall have received the following, each of which shall be an original or a facsimile (followed promptly by an original), in form and substance satisfactory to the Lender:

(i) copies of the Organizational Documents of each Credit Party, certified to be true and complete by a secretary or assistant secretary of such Credit Party to be true and correct as of the date of this Agreement.

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Credit Documents to which such Credit Party is a party and evidencing each Credit Party’s authority to obtain credit under, or to Guarantee, as the case may be, the obligations of such Credit Parties under the Credit Documents to which the Credit Parties are parties and to do all things necessary to effect the transactions contemplated thereby.

(iii) such documents and certifications as the Lender may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation and the state of its principal place of business.

(iv) such opinions of counsel to the Credit Parties relating to the transactions covered by the Credit Documents as the Lender may reasonably request.

(v) a certification of a Responsible Officer of AirTran certifying that the representations and warranties of AirTran set forth in Article IV hereof are true and correct in all material respects as of such date except to the extent such representations and warranties relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and no Default or Event of Default shall have occurred and be continuing hereunder.

(vi) AirTran shall have paid the Florida documentary stamp tax due and owing in connection with the recording of the Hangar Mortgage.

(vii) the Intangible Tax Deposit.

(b) Perfection of Security Interest. The Lender shall have received satisfactory evidence that the security interests created by the Security Documents have been duly perfected and all conditions necessary or reasonably required to achieve such perfection shall have been satisfied.

(c) Credit Documentation. The Lender shall have received a counterpart of this Agreement, the Security Documents, the Guaranty and the other Credit Documents, each properly executed by a Responsible Officer of the Credit Party or Credit Parties that are party thereto and in the case of the Security Agreement or the Spare Parts Security Agreement, the Security Trustee.

(d) Status of Obligations to the Lender. The Credit Parties shall be current on all payment obligations owing to the Lender and its Subsidiaries.

(e) Amendments to Credit Card Agreement. The Lender shall have received a fully executed copy of the amendments to the Credit Card Agreement set forth on Exhibit A hereto, if any.

(f) General Conditions. Each of the conditions of Section 3.03 shall have been satisfied.

3.02 Conditions to Revolving Loan Subfacility. The obligation of the Lender to make the Initial Revolving Loan or, if no Initial Revolving Loan is requested and made, the first Revolving Loan after October 31, 2008, shall not become effective until the date on which each of the following conditions is satisfied:

(a) Organizational and Authority Documents. The Lender shall have received the following, each of which shall be an original or a facsimile (followed promptly by an original), in form and substance satisfactory to the Lender:

(i) a certificate of a secretary or assistant secretary of each Credit Party to the effect that the Organizational Documents of such Credit Party furnished to the Lender pursuant to Section 3.01(a)(i) remain in full force and effect as of the date of this Agreement and have not been modified or amended since the date they were delivered to the Lender.

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Credit Documents to which such Credit Party is a party and evidencing each Credit Party’s authority to obtain credit under, or to Guarantee, as the case may be, the obligations of such Credit Parties under the Credit Documents to which the Credit Parties are parties and to do all things necessary to effect the transactions contemplated thereby.

(iii) a certificate of a secretary or assistant secretary of each Credit Party to the effect that such Credit Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation and the state of its principal place of business.

(iv) such opinions of counsel to the Credit Parties relating to the transactions covered by the Credit Documents as the Lender may reasonably request.

(v) a certification of a Responsible Officer of AirTran certifying that the representations and warranties of AirTran set forth in Article IV hereof are true and correct in all material respects as of such date except to the extent such representations and warranties relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and no Default or Event of Default shall have occurred and be continuing hereunder.

(b) Credit Documentation. The Lender shall have received a counterpart of this Agreement, the Revolving Note, and such amendments, if any, to the Security Documents, the Guaranty and the other Credit Documents, each properly executed by a Responsible Officer of the Credit Party or Credit Parties that are party thereto, and in the case of the Security Agreement or the Spare Parts Security Agreement, the Security Trustee, as may be reasonably required by the Lender, in form and substance reasonably acceptable to the Lender, in order to assure that the security interests created by the

Security Documents will secure (i) the Credit Document Obligations as defined in this Agreement to the same extent, and with the same priority, as said documents secured the Obligations, as defined in the Reimbursement Agreement by and between the Lender and AirTran dated as of August 12, 2008, before the amendments provided for under this Agreement and (ii) the Other Obligations.

(c) Additional Collateral. The Lender shall have received such additional Security Documents or amendments to Security Documents, each properly executed by a Responsible Officer of the Credit Party or Credit Parties that are party thereto, and such consents of third parties thereto as may be reasonably required by the Lender, in form and substance reasonably acceptable to the Lender, as may be necessary or appropriate to provide for the Obligations to be secured by a security interest in the Additional Collateral, subject to no other security interests, liens or encumbrances except as shall be permitted by the terms of the applicable Security Documents.

(d) General Conditions. Each of the conditions set forth in Section 3.03 shall have been satisfied.

(e) Warrant Agreement. AirTran Holdings, Inc. shall have executed the Warrant Agreement and delivered all certificates to the Lender evidencing the warrants as more fully described in the Warrant Agreement.

If a Letter of Credit (other than the Initial Letter of Credit) is to be issued prior to the making of the Initial Revolving Loan, then the conditions precedent set forth in this Section 3.02 shall apply to the issuance of such Letter of Credit (in addition to the conditions precedent set forth in Section 3.03).

3.03 Each Letter of Credit or Revolving Loan. The obligation of the Lender to procure the issuance of any Letter of Credit or to make any Revolving Loan is subject to the satisfaction of the following conditions on and as of the relevant Borrowing Date:

(a) Accuracy of Representations. The representations and warranties of AirTran set forth in this Agreement shall be true and correct in all material respects, except to the extent such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(b) No Defaults. At the time of and immediately after giving effect to the issuance of such Letter of Credit or the making of such Revolving Loan, as the case may be, no Default or Event of Default shall have occurred and be continuing.

(c) Security Requirements. If there are additions to the Collateral or other required amendments to the Security Documents in connection therewith, the Lender shall have received such opinions of counsel to the Credit Parties with respect thereto as the Lender may reasonably request.

(d) Conditions Precedent. All conditions precedent to the issuance of the Letter of Credit or making of the Revolving Loan, as the case may be, required to be performed by the Credit Parties under the Security Documents shall have been satisfied or waived.

(e) Status of Obligations. The Credit Parties shall be current on all payment obligations owing to the Lender, its Subsidiaries and any Affiliate thereof.

(f) Credit Card Agreements. The Lender shall have received reasonably satisfactory evidence that no payment default, any other material default, or General Triggering Event shall have occurred under any Credit Card Agreement.

(g) Corporate Existence. The Credit Parties each shall have maintained in full force and effect its corporate existence, rights (charter and statutory), licenses, permits, approvals and governmental franchises necessary to conduct its respective business, unless the Board of Directors of AirTran shall have determined that the preservation thereof is no longer in the interest of the Credit Parties and that termination thereof will have no Material Adverse Effect.

(h) Air Carrier Certification. AirTran shall be an air carrier certificated under applicable Law and shall not have received notice from the United States Department of Transportation (the “DOT”) or the United States Federal Aviation Administration (the “FAA”) of any loss of such certification or that any investigation by the DOT or FAA has been commenced in relation to the potential revocation of such certification.

(i) U.S. Citizenship. AirTran shall be a “citizen of the United States,” as contemplated by United States aviation law.

(j) Collateral Value. AirTran shall have provided evidence, in accordance with the Valuation Requirements, that after giving effect to the issuance of the Letter of Credit and the making of the Revolving Loan, as the case may be, the aggregate value of all Type I Collateral and Type II Collateral shall be equal to or greater than the Total Exposure.

(k) Maximum Amount. The stated amount of the Letter of Credit and/or the principal amount of the Revolving Loan being made, as the case may be, does not exceed the Available Credit, and in the case of a Revolving Loan, such Revolving Loan would not cause the aggregate outstanding principal amount of all Revolving Loans to exceed the Maximum Revolving Loan Amount.

(l) Outside Issuance Date. The date of issuance of the Letter of Credit or the making of the Revolving Loan, as the case may be, occurs prior to the Expiration Date or Revolving Loan Expiration Date, respectively.

(m) Outside Expiration Date. In the case of the issuance of any Letter of Credit (other than the Initial Letter of Credit), the stated expiration date of the Letter of Credit shall be on or before the Expiration Date.

(n) Processing Agreements. In the case of the issuance of any Letter of Credit, such Letter of Credit shall be in form and substance satisfactory to Lender in its sole discretion, and any amendments to the relevant Credit Card Agreement and this Reimbursement Agreement in form and substance satisfactory to the Lender in its sole discretion have been made and are in effect.

(o) No Adverse Change. None of the following events shall have occurred and be continuing:

(i) AirTran’s obligations shall have been accelerated or one or more of AirTran’s leases shall have been terminated on account of the occurrence of an “Event of Default” under any financing arrangement with the Lender;

(ii) AirTran’s hull and liability insurance for flight equipment shall have been canceled or declared ineffective;

(iii) AirTran or Holdings shall have failed to maintain its corporate existence or shall have otherwise wound-up its affairs, liquidated or dissolved;

(iv) AirTran shall have voluntarily or involuntarily terminated or suspended all or a majority of its commercial airline operations;

(v) A proceeding under any Debtor Relief Law shall have been commenced by or against AirTran or Holdings;

(vi) Lender or any Affiliate thereof shall have terminated any existing purchase agreement with respect to aircraft with AirTran on account of a payment default by AirTran thereunder, if at the time of the termination firmly committed aircraft otherwise would have been deliverable to AirTran thereunder;

(vii) A final, non-appealable uninsured judgment or judgments for the payment of money in the aggregate amount of $25,000,000 or more shall have been entered by a court or courts of competent jurisdiction against AirTran or Holdings, and such judgment or judgments shall have remained unsatisfied, undischarged, unbonded and unstayed; or

(viii) Any other event having a Material Adverse Effect shall occur.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

AirTran represents and warrants to the Lender as of the date hereof and as of the date (a) any Letter of Credit is issued for the benefit of a Processor or (b) any Revolving Loan is made, in either case in accordance with the terms hereof that:

4.01 Existence, Qualification and Power. Each Credit Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its Credit Document Obligations under the Credit Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.02 Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Credit Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organizational Documents; (b) conflict with or result in any material breach or contravention of, or the creation of any Lien under (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its Property is subject; or (c) violate any Law.

4.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Credit Document, other than those that have already been obtained and are in full force and effect.

4.04 Binding Effect. This Agreement and each other Credit Document has been duly executed and delivered by each Credit Party that is party thereto. This Agreement and each other Credit Document constitutes a legal, valid and binding obligation of each Credit Party that is party thereto, enforceable against each such Credit Party in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws or equitable principles relating to enforceability.

4.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of AirTran after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any of the Credit Parties or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Credit Document, or any of the transactions contemplated hereby or (b) could reasonably be expected to have a Material Adverse Effect.

4.06 Insurance. The Credit Parties maintain insurance in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties as the properties owned by the Credit Parties.

4.07 Taxes. The Credit Parties have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes reflected in such returns, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Credit Parties that would, if made, have a Material Adverse Effect.

4.08 Compliance with Laws. The Credit Parties are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

4.09 Status of U.S. Bank Credit Card Agreement. AirTran’s Unrestricted Cash as of September 30, 2008 was approximately $316,500,000 and the Required Amount as a percentage of Gross Exposure (as such terms are defined in the U.S. Bank Credit Card Agreement) was 50% as of September 30, 2008.

4.10 Valuation. Any evidence (including that certain Appraisal of the Boeing 717 Spare Parts Inventory Owned by AirTran Airways, Inc. dated as of July 31, 2008 prepared by Aviation Asset Management Inc.) provided by AirTran to establish the value of any item of Collateral is true and accurate in all material respects and complies with the Valuation Requirements. As of the date of this Agreement, the aggregate value of the Collateral is an amount not less than Two Hundred Sixty Four Million Five Hundred Sixty Three Thousand Dollars ($264,563,000).

4.11 Government Regulation.

Neither Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Revolving Loans by the Lender to AirTran, the incurrence of the L/C Exposure by AirTran, the application of the proceeds thereof and repayment thereof and the consummation of the other transactions contemplated by the Credit Documents will not violate any provision of any such statute or any rule, regulation or order issued by the SEC.

4.12 Margin Regulations.

Neither Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). Neither Credit Party owns any Margin Stock, and none of the proceeds of the Revolving Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Revolving Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations, T, U or X of the Federal Reserve Board. Neither Credit Party will take or permit to be taken any action that might cause any Credit Document to violate any regulation of the Federal Reserve Board.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any Obligations shall remain unpaid or unsatisfied or any Letter of Credit or Revolving Loan shall remain outstanding, AirTran shall:

5.01 Preservation of Existence, Etc. Preserve and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its formation and take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the opinion of management, in the normal conduct of its businesses.

5.02 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, make all necessary repairs thereto and renewals and replacements thereof; and use the standard of care typical in the airline industry in the operation and maintenance of its facilities.

5.03 Maintenance of Insurance. Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance and casualty insurance) with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in the airline business in the United States.

5.04 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or Property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

5.05 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of AirTran and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over AirTran.

5.06 Credit Card Agreements. AirTran agrees to provide the Lender with copies of any notices, reports, invoices or other statements it receives from or gives to Processors under such Processors’ Credit Card Agreements which affect amounts available to be drawn under the Letters of Credit, including, without limitation, any notice of a General Triggering Event, a Cutoff Date, notices of drawings under the Letters of Credit or, in relation to the U.S. Bank Credit Card Agreement, any reports or calculations which set forth or represent a component part of the Section 11 Gross Exposure, the Section 11 Cash Deposit, the Section 11 Deposit Amount, the Maximum Amount or the current level or burnoff of Chargebacks (as each term is defined in the U.S. Bank Credit Card Agreement). In addition, in the event the Maximum Amount as set forth in the U.S. Bank Credit Card Agreement is less than the aggregate stated amount of the Letters of Credit, the parties agree to cooperate to replace the Initial Letter of Credit from time to time with new letters of credit in an aggregate stated amount equal to the Maximum Amount.

5.07 Post-Closing Matters. Use reasonable efforts to obtain such access or waiver letters as the Lender may reasonably request from those persons who are in control of access to Spare Parts, Inventory and Equipment.

(b) If requested by the Lender use commercially reasonable efforts to implement a Letter of Credit in respect of the American Express Credit Card Agreement on terms acceptable to AirTran, the Lender and American Express, and AirTran shall cooperate reasonably with good faith requests of the Lender or American Express in furtherance thereof.

(c) As soon as reasonably practicable, deliver to the Lender written consents to the collateral assignment under the Security Agreement of all of AirTran’s rights, title and interest in, to and under each agreement in respect of Hedging Obligations to which AirTran is a party, in each case in form and substance reasonably satisfactory to the Lender and in each case executed by AirTran and the counterparty thereto.

(d) As soon as reasonably practicable, but in any event no later than January 1, 2009, deliver to the Lender the written consent of Arik Air Limited to AirTran’s collateral assignment of all of its rights, title and interest in, to and under the Arik Sale and Purchase Agreement under the Security Agreement, which written consent shall be in form and substance reasonably acceptable to the Lender.

(e) As soon as reasonably practicable, but in any event no later than November 30, 2008, with respect to all Other Agreements in effect on the date hereof and at closing for any other agreements required to be added as an Other Agreement pursuant to the terms of the Collateral Letter Agreement, deliver to Lender satisfactory documentation evidencing the cross collateralization between this Agreement and such Other Agreements.

(f) As soon as practicable, but in any event no later than November 7, 2008, deliver to Lender a modification to the Hanger Mortgage which shall be recorded in the public records of Orange County, Florida.

5.08 Intangible Tax Deposit. Lender holds a deposit in an amount equal to Twenty Thousand Dollars ($20,000) (the “Intangible Tax Deposit”) for the sole purpose of securing the obligation to pay the Florida non-recurring intangibles tax that may come due and owing as a condition to the enforcement in a Florida court by the Lender or the Security Trustee of its rights and remedies under the Hangar Mortgage. Lender agrees to release the amount of Intangible Tax Deposit payable pursuant to the recordation of the Hangar Mortgage Modification. The amount of the Intangible Tax Deposit remaining after payment to the relevant taxing authorities shall be payable to AirTran within thirty (30) days of the date of this Agreement.

ARTICLE VI

NEGATIVE COVENANTS

So long as any Obligations hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, AirTran shall not, nor shall it permit any Restricted Subsidiary to, without the prior written consent of the Lender, such consent not to be unreasonably withheld or delayed, directly or indirectly:

6.01 Liens. Incur or suffer to exist any Lien of any nature whatsoever upon or with respect to any of its rights, assets or properties, whether owned at the date of this Agreement or thereafter acquired, other than Permitted Liens.

6.02 Restricted Payments. Make a Restricted Payment if at the time AirTran or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) AirTran is not able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 6.03; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the date of this Agreement (the amount of any such Restricted Payment, if other than cash, as determined in good faith by AirTran, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors of AirTran or an officer’s certificate, delivered to the Lender prior to the making of such Restricted Payment) would exceed the sum of:

(i) fifty percent (50%) of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter to begin following the date of this Agreement to the end of the most recent fiscal quarter for which financial statements are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus one hundred percent (100%) of such deficit);

(ii) The aggregate net proceeds (including fifty percent (50%) of the fair market value of property other than cash (as determined in good faith by AirTran, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors or an Officer’s Certificate, delivered to the Lender prior to the making of such Restricted Payment)) received by AirTran or any Restricted Subsidiary from the issuance or sale, subsequent to the date of this Agreement, of its Capital Stock and Indebtedness of AirTran or any Restricted Subsidiary that has been converted into or exchanged for its Capital Stock subsequent to the date of this Agreement (other than an issuance or sale to a Restricted Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by AirTran or any of its Subsidiaries for the benefit of their employees); and

(iii) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to AirTran or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to AirTran’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by AirTran or any Restricted Subsidiary in all Unrestricted Subsidiaries;

So long as no Default shall have occurred and be continuing (or would result therefrom), the foregoing provisions of this Section 6.02 shall not prohibit:

(a) any Restricted Payment made by exchange for, or out of the net proceeds (including fifty percent (50%) of the fair market value of property other than cash (as determined in good faith by AirTran, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors or an Officers’ Certificate delivered to the Lender prior to the making of such Restricted Payment)) of the substantially concurrent sale of, Capital Stock of AirTran and other than Capital Stock issued or sold to a Subsidiary of AirTran or an employee stock ownership plan or to a trust established by AirTran or any of its Subsidiaries for the benefit of their employees; provided that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) to the extent used to make such Restricted Payment, the net proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) above;

(b) the declaration or payment of dividends on or payment of liquidated damages with respect to (A) any Preferred Stock outstanding on the date of this Agreement or (B) any Preferred Stock issued after the date of this Agreement that ranks on parity with or junior to Preferred Stock outstanding on the date of this Agreement; provided that any dividend referred to in the foregoing clause (A) or, subject to the following proviso, clause (B), shall be included in the calculation of the amount of Restricted Payments and provided further, that AirTran may elect to exclude from the calculation of amounts under clause 3(B) above any Net Cash Proceeds received by AirTran from the issue or sale of Preferred Stock pursuant to the foregoing clause (B) (which election must be made by written notice to the Lender within ten (10) Banking Days of the receipt of such Net Cash Proceeds) and, if such election is made, any dividend, distribution, purchase, redemption, acquisition or retirement on or of the Preferred Stock for which such election is made shall not be a Restricted Payment;

(c) (A) the payment of cash in lieu of issuing fractional shares of Capital Stock of AirTran in connection with the exercise of options or warrants, the conversion of convertible securities or the redemption of interests in employee stock ownership or benefits plans, (B) the purchase or redemption of its Capital Stock by AirTran from employee stock ownership or benefit plans subject to ERISA to the extent required by ERISA, (C) repurchases of its Capital Stock which occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, (D) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of AirTran or any Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon their death, disability, retirement, termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid pursuant to this clause (D) for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or related rights after the date of this Agreement does not exceed an aggregate amount of $2,000,000; provided further that the amount of any payment, purchase, redemption, repurchase, acquisition, cancellation or other retirement paid pursuant to this clause (D) shall be included in the amount of Restricted Payments;

(d) any purchase or redemption of Capital Stock of AirTran resulting from the consolidation or merger with or into any Person or conveyance, transfer or lease of all or substantially all of AirTran’s or any Restricted Subsidiary’s Property to one or more Persons substantially as an entirety not prohibited by Section 6.04 (other than any consolidation, merger or other transactions involving only AirTran and a Restricted Subsidiary of AirTran or involving only Restricted

Subsidiaries of AirTran); provided that the amount of such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; or

(e) payments of fees, expenses and indemnities to the directors of AirTran, Holdings and AirTran’s Restricted Subsidiaries;

(f) payments to Holdings in respect of accounting, legal, or other professional or administrative expenses or reimbursements or franchise or similar taxes and governmental charges incurred by it relating to the business, operations or finances of AirTran, Holdings and AirTran’s Restricted Subsidiaries; or

(g) so long as Holdings files consolidated income tax returns that include AirTran, payments to Holdings to the extent necessary to pay income and franchise taxes.

6.03 Limitation on Indebtedness. Incur any Indebtedness, except as follows:

(a) Indebtedness under Senior Credit Facilities in an aggregate principal amount at any one time outstanding not in excess of $250,000,0000;

(b) Aircraft Acquisition Debt;

(c) Indebtedness of AirTran owed to and held by a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by AirTran or a Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to AirTran or another Restricted Subsidiary) shall be deemed in each case, to constitute the incurrence of such Indebtedness by AirTran;

(d) Indebtedness incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) of plant, property and/or equipment used or to be used in the airline business or any other business that is substantially related, ancillary or complementary thereto (including any Capital Lease obligation) and the cost of the Capital Stock of a Person that becomes a Restricted Subsidiary to be acquired by AirTran or a Restricted Subsidiary after the date of this Agreement; provided that (A) such Indebtedness is incurred within two hundred seventy (270) days after such plant, property and/or equipment has been placed into service; and (B) the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such plant, property or equipment financed thereby, and provided further that the limitation described in clause (B) shall not apply to Indebtedness incurred to finance and which does not exceed the greater of one hundred percent (100%) of (y) the cost, or (z) the appraised value of (i) any airport facilities, take-off and landing rights, reservations centers or maintenance facilities or (ii) information technology systems, including all related hardware and software so financed;

(e) Indebtedness outstanding on (or for which a written commitment has been made on or prior to) the date of this Agreement which is set forth on Exhibit D hereto;

(f) Refinancing Indebtedness in respect of Indebtedness permitted under this Section 6.03;

(g) Indebtedness (A) in respect of performance, surety, appeal or similar bonds provided in the ordinary course of business, and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of AirTran or any of the Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets of AirTran or any of the Restricted Subsidiaries, including all or any interest in any Restricted Subsidiary, and not exceeding the gross proceeds therefrom, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary or any of the Restricted Subsidiaries for the purpose of financing such acquisition;

(h) Hedging Obligations entered into by AirTran in the ordinary course of business and which are governed by the terms of an ISDA Master Agreement;

(i) Indebtedness incurred in satisfaction of payment obligations arising out of collective bargaining agreements with labor unions representing employees (and any corresponding obligations in favor of non-contract employees) of AirTran; and

(j) Indebtedness incurred under the Letter of Credit Subfacility or the Revolving Loan Subfacility pursuant to the terms of this Agreement.

For purposes of determining compliance with this Section 6.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, AirTran, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above.

6.04 Merger and Consolidation. Consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to any Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States, any state thereof or the District of Columbia and the Successor Company (if not AirTran) shall expressly assume, by assignment and assumption agreement, executed and delivered to the Lender, in form satisfactory to the Lender, all of AirTran’s obligations under the Credit Documents.

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(c) immediately after giving effect to such transaction, the Successor Company shall have a Consolidated Net Worth in an amount that is not less than the lower of AirTran’s Consolidated Net Worth immediately prior to such transaction or AirTran’s Consolidated Net Worth as of the date of this Agreement; and

(d) AirTran shall have delivered to the Lender an Officer’s Certificate and an opinion of counsel, each stating that (i) such consolidation, merger or transfer and such assumption agreement or supplemental reimbursement agreements (if any) comply with this Agreement, (ii) the Credit Documents will constitute valid and legally binding obligations of the Successor Company and (iii) the Credit Documents are enforceable against the Successor Company in accordance with their terms.

6.05 Transactions with Affiliates. Enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any Property or employee compensation arrangements) with any Affiliate of AirTran (an “Affiliate Transaction”) unless the terms thereof (1) are no less favorable to AirTran or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s- length dealings with a Person who is not such an Affiliate and (2) if such Affiliate Transaction involves an amount in excess of $5,000,000 (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction. If such Affiliate Transaction involves an amount in excess of $10,000,000, a fairness opinion must be obtained from a nationally recognized investment banking firm, appraisal firm or auditing firm with respect to the financial terms of such Affiliate Transaction. The foregoing provisions of this Section 6.05 shall not prohibit or apply to (i) any Restricted Payment permitted to be paid pursuant to Section 6.02, (ii) loans or advances to employees in the ordinary course of business and in an amount that does not exceed $2,000,000 in the aggregate outstanding at any one time, (iii) the payment of reasonable fees to directors of AirTran and its Restricted Subsidiaries who are not employees of AirTran or its Restricted Subsidiaries, (iv) any Affiliate Transaction between AirTran and a Restricted Subsidiary or between Restricted Subsidiaries, (v) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (vi) the grant of stock options or similar rights to employees and directors of AirTran pursuant to plans approved by the Board of Directors of AirTran.

6.06 Amendment of Documents.

Neither AirTran nor Holdings will amend Schedule 2 or the Ninth Amendment to the U.S. Bank Credit Card Agreement or otherwise amend its Credit Card Agreements in any manner that could affect such Processor’s right to draw on any Letter of Credit, whether in regard to amount, timing or otherwise, without the consent of the Lender in its sole and absolute discretion or amend any other provision of its Credit Card Agreements (if such Credit Card Agreement is supported by a Letter of Credit issued hereunder) or any Credit Document without the prior written approval of the Lender, such approval not to be unreasonably withheld, delayed or conditioned.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. AirTran or any other Credit Party fails to pay (i) when and as required to be paid hereunder, any amount when due hereunder or (ii) within three (3) days after the same becomes due, any other amount payable under any other Credit Document and, solely with respect this clause (ii), the Default continues for a period of thirty (30) Banking Days after the earlier of a Responsible Officer of a Credit Party becomes aware of such failure or a Responsible Officer of a Credit Party receives notice thereof from the Lender; or

(b) Negative Covenants. AirTran fails to perform or observe any term, covenant or agreement contained in Section 2.03(e) or Article VI; or

(c) Other Covenants. AirTran fails to perform or observe any term, covenant or agreement contained in this Agreement other than under Article VI and such failure continues for thirty (30) Banking Days after the earlier of a Responsible Officer of a Credit Party becomes aware of such failure or a Responsible Officer of a Credit Party receives notice thereof from the Lender; or

(d) Other Defaults. Any Credit Party fails to perform or observe any covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Credit

Document on its part to be performed or observed and such failure continues for (30) thirty days after the earlier of a Responsible Officer of a Credit Party becomes aware of such failure or a Responsible Officer of a Credit Party receives notice thereof from the Lender; or

(e) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of AirTran or any other Credit Party herein, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and, if curable, is not corrected within thirty (30) Banking Days after the earlier of a Responsible Officer of a Credit Party becomes aware of such incorrect or misleading statement or a Responsible Officer of a Credit Party receives notice thereof from the Lender; or

(f) Cross-Default. Any event of default under any Other Agreement shall occur and be continuing; or

(g) Insolvency Proceedings, Etc. Any Credit Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding.

(h) Guaranty. The Guaranty or any provision thereof shall (other than as a result of actions taken by the Lender to release the Guaranty) cease to be in full force and effect in accordance with its terms, or any Credit Party shall deny or disaffirm Guarantor’s obligations under the Guaranty.

7.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may, at its option, upon notice to AirTran, take any or all of the following actions:

(a) declare all Credit Document Obligations under the Revolving Loans, all reimbursement obligations arising from drawings under the Letters of Credit, all interest accrued and unpaid thereon and any and all other indebtedness or obligations of any and every kind owing by AirTran to the Lender hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind (other than any notice expressly required herein or by any other Credit Document), all of which are hereby expressly waived to the fullest extent permitted by law by AirTran;

(b) require that AirTran cash collateralize its Obligations arising hereunder in an amount equal to the then outstanding amount of the L/C Exposure;

(c) exercise from time to time all rights and remedies available to it under this Agreement, the other Credit Documents, the Uniform Commercial Code or other applicable Law; and

(d) If there shall be outstanding all or any part of the unreimbursed payments under the Letters of Credit or any other non-contingent Obligations, AirTran agrees that the

Lender shall be subrogated to any and all rights of AirTran against the Processor, and AirTran agrees that, upon request of the Lender, AirTran will promptly do such further acts and execute, acknowledge and deliver such documents as the Lender may reasonably request in order to implement the assignment to the Lender of such rights of AirTran against the Processor.

ARTICLE VIII

CHANGE IN CONTROL

Upon the occurrence of a Change in Control, the Lender shall have the option, for a period of thirty (30) days after the Lender shall have received notice of the Change in Control, to require that AirTran cash collateralize its Credit Document Obligations in an amount equal to the then outstanding amount of the L/C Exposure and/or repay the outstanding principal balance of all Revolving Loans, together with accrued interest thereon.

ARTICLE IX

MISCELLANEOUS

9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by AirTran therefrom, shall be effective unless in writing signed by the Lender and AirTran, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, and shall not be unreasonably withheld or delayed.

9.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address or facsimile number, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to AirTran, to the address, facsimile number, or telephone number specified for such Person set forth in Exhibit E, or to such other address, facsimile number, or telephone number as shall be designated by AirTran in a notice to the Lender; and

(b) if to the Lender, to the address, facsimile number, or telephone number set forth in Exhibit E, or to such other address, facsimile number, or telephone number as shall be designated by the Lender in a notice to AirTran.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Banking Days after deposit in the mails, postage prepaid; and (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Credit Parties and the Lender.

9.03 No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.04 Attorney Costs, Expenses and Taxes. AirTran agrees (a) to pay or reimburse the Lender and any Affiliate of the Lender for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including costs and expenses of the L/C Issuers, the Security Trustee and any other Persons involved in such transactions and all Attorney Costs actually incurred in connection with this Agreement and the other Credit Documents by all such parties, (b) to pay or reimburse the Lender, any Affiliate of the Lender and the Security Trustee for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Credit Documents, including all Attorney Costs actually incurred, and (c) AirTran will pay at closing the fees and expenses of Winston & Strawn, LLP based on a current invoice and reasonable estimate of fees and expenses incurred to date, to be received in due course as such amounts are earned. Except as otherwise provided in clause (c) of this Section 9.04, amounts due under this Section 9.04 shall be payable within ten Banking Days after written demand therefor.

9.05 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that AirTran may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, such consent not to be unreasonably withheld or delayed.

9.06 Confidentiality. The Lender and AirTran agree to maintain the participation of the Lender and its Affiliates in the transactions contemplated herein and the contents of this Agreement in confidence, except that each party may disclose redacted versions hereof with the identity of the Lender obscured (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of this Agreement and instructed to keep such Agreement confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; or (e) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about the Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to the Lender or its Affiliates. Any Person required to maintain the confidentiality of information as provided in this Section 9.06 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

9.07 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal amount of the Revolving Loans and then to the amount of the reimbursement obligations with respect to the Letters of Credit and other Credit Document Obligations or, if it exceeds such unpaid principal or reimbursement obligations, refunded to AirTran.

9.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.09 Integration. This Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Credit Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Lender in any other Credit Document shall not be deemed a conflict with this Agreement. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

9.10 Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11 Governing Law. This agreement shall be governed by, and construed in accordance with, the law of New York applicable to agreements made and to be performed entirely within such state.

9.12 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.13 Consent to Jurisdiction. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, WITHOUT REFERENCE TO ANY RULES RELATING TO CONFLICTS OF LAWS. AIRTRAN HEREBY IRREVOCABLY AGREES, ACCEPTS, AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT, OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR

ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. AIRTRAN HEREBY IRREVOCABLY CONSENTS AND AGREES THAT THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING MAY BE MADE BY DELIVERING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 9.02. AIRTRAN HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 9.13, SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON AIRTRAN, AND AIRTRAN HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO AIRTRAN SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON AIRTRAN OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. AIRTRAN HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURTS. AIRTRAN IRREVOCABLY AND UNCONDITIONALLY AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY OF THE AFORESAID ACTIONS, SUITS, OR PROCEEDINGS SHALL BE CONCLUSIVE (SUBJECT TO PERMITTED APPEALS) AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF ITS OBLIGATIONS AND LIABILITIES. AIRTRAN REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS SECTION 9.13 WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY ACCEPTS AND AGREES TO THIS SECTION 9.13 FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. THIS SECTION 9.13 IS IRREVOCABLE AND UNCONDITIONAL, AND SHALL APPLY TO ALL AMENDMENTS, SUPPLEMENTS, AND MODIFICATIONS TO THIS AGREEMENT.

9.14 Third Party Beneficiary.

Each Indemnitee, together with their respective successors and permitted assigns, is and shall be deemed an express intended third party beneficiary of this Agreement and may rely upon the representations, warranties, covenants and agreements contained in this Agreement and is entitled to enforce this Agreement directly in its own name and enforce any rights or claims inuring in its benefit hereunder.

9.15 Patriot Act.

The Lender hereby notifies AirTran that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies AirTran, which information includes the name and address of AirTran and other information that will allow the Lender to identify AirTran in accordance with the USA Patriot Act.

9.16 Amendment and Restatement.

AirTran acknowledges and agrees that the security interest granted to the Lender or the Security Trustee, as the case may be pursuant to the Security Documents (as defined in the Original Agreement), shall remain outstanding and in full force and effect in accordance with the Original

Agreement and the other Credit Documents (as defined in the Original Agreement), as amended, restated, supplemented or otherwise modified herein and in the other Credit Documents, and shall continue to secure the Credit Document Obligations and shall secure the Other Obligations. Each of AirTran, the Lender and the Security Trustee acknowledges and confirms that (i) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Original Agreement) arising in connection with the Original Agreement and other Credit Documents (as defined in the Original Agreement); (ii) the Original Agreement and the other Credit Documents (as defined in the Original Agreement) and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Obligations (as defined in the Original Agreement) under the Original Agreement and the other Credit Documents (as defined in the Original Agreement) as amended, restated, renewed, extended, consolidated or modified hereunder and under the other Credit Documents, together with all other Obligations; (iii) all Liens evidenced by the Security Documents (as defined in the Original Agreement) are hereby ratified, confirmed and continued as modified, amended or restated under the Credit Documents; and (iv) this Agreement is intended to restate, renew, extend, consolidate, amend and modify the Original Agreement in its entirety. Each of AirTran, the Lender and the Security Trustee intend that (i) the provisions of the Original Agreement and the other Credit Documents (as defined in the Original Agreement), to the extent restated, renewed, extended, consolidated, amended or modified hereby and by the other Credit Documents, be hereby superseded and replaced by the provisions hereof and of the other Credit Documents; and (ii) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation and shall in no way adversely affect or impair the priority of Liens granted by the Security Documents (as defined in the Original Agreement).

9.17 Concerning the Trustee. Except as otherwise expressly provided herein or in the Trust Agreement, dated as of October 30, 2008, the Trustee is entering into this Agreement and each other Credit Document to which it is a party solely in its capacity as trustee as provided in such Trust Agreement and not in its individual capacity, and in no case whatsoever shall it be liable or accountable in its individual capacity for any statements, representations, warranties, agreements or obligations of the Trustee hereunder, or for any loss in respect thereof, as to all of which the parties agree to look solely to the estate established under such Trust Agreement; provided, however, that nothing in this Section 9.17 shall limit in scope or substance the personal liability of Bank of Utah (a) under such Trust Agreement or (b) for the consequences of its own gross negligence, willful misconduct, and in receiving, handling or remitting of funds only, its willful misconduct or simple negligence as a trustee.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AirTran:

AIRTRAN AIRWAYS, INC., a Delaware corporation

By:
Name:
Title:

Address:

the Lender:

BANK OF UTAH, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

Address:

Acknowledged and Agreed as of this day of October, 2008

BANK OF UTAH, not in its individual capacity, but solely as Security Trustee.

By:
Name:
Title:

Address:

EXHIBIT A

NINTH AMENDMENT TO CREDIT CARD PROCESSING AGREEMENT

[SEE ATTACHED]

EXHIBIT B

FORM OF REVOLVING LOAN REQUEST

REVOLVING LOAN REQUEST

AIRTRAN AIRWAYS, INC.

                    , 20

TO:	Bank of Utah, not in its individual capacity, but solely as trustee

200 E. South Temple, Suite 210

Salt Lake City, UT 84111

Attention: Brett King

Facsimile No. 801-746-3519

Re:	Amended and Restated Revolving Line of Credit and Reimbursement Agreement (the “Reimbursement Agreement”), dated October 31, 2008 (the “Effective Date”) by and between BANK OF UTAH, not in its individual capacity, but solely as trustee (“Lender”) and AIRTRAN AIRWAYS, INC., a Delaware corporation (“AirTran”).

Ladies and Gentlemen:

This is a Revolving Loan Request being made under and pursuant to the referenced Reimbursement Agreement. Terms used, but not defined, in this Revolving Loan Request (the “Request”) shall have the meanings assigned to such terms in the Reimbursement Agreement.

We hereby request that a Revolving Loan under the Reimbursement Agreement in the amount set forth on Line 8 to Exhibit A hereto be made on                     , 20     (“the Borrowing Date”).

In connection with this Request, we hereby represent and warrant and certify as follows as of the date hereof and as of the Borrowing Date:

1. The representations and warranties of AirTran contained in the Reimbursement Agreement are true and correct in all material respects, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct on such earlier date.

2. No Default or Event of Default exists or would result from the funding of the Revolving Loan or from the application of the proceeds thereof.

3. The Credit Parties are current on all payment obligations owing to Lender, its Subsidiaries or any Affiliate thereof.

4. No material default, or General Triggering Event shall have occurred under any Credit Card Agreement.

5. After giving effect to the Revolving Loan requested hereunder, the aggregate value of all Type I Collateral and Type II Collateral (in each case, established in accordance with the Valuation Requirements) shall be equal to or greater than the Total Exposure.

6. The principal amount of the Revolving Loan requested hereunder does not exceed the Available Credit.

7. No event specified in Section 3.03(o) of the Reimbursement Agreement shall have occurred and be continuing.

8. All other conditions precedent applicable to the making of the Revolving Loan are satisfied.

9. Exhibit A hereto is true and correct in all respects.

2

EXHIBIT A TO REVOLVING LOAN REQUEST

Revolving Credit Facility

1. Aggregate outstanding principal balance of all Revolving Loans			$0

2. Aggregate Initial Stated Amounts of all Letters of Credit	+	$

3. Total Exposure	=	$

4. Facility Amount

5. Total Exposure under Revolving Credit Facility (same as Line 4)	–	$

6. Available Credit	=	$

7. Amount of Request		$

8. Remaining Available Revolving Credit	+	$

On                     , 20    , please credit the account of AirTran Airways, Inc. (No.                     ) at                                  for the amount set forth on Line 8 above.

3

EXHIBIT C

FORM OF REVOLVING NOTE

REVOLVING NOTE

October     , 2008

$90,000,000

FOR VALUE RECEIVED, the undersigned, AIRTRAN AIRWAYS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of BANK OF UTAH, not in its individual capacity, but solely as Trustee, to such account as the Lender may from time to time direct, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of NINETY MILLION DOLLARS AND NO/100 ($90,000,000), or if less, the aggregate unpaid amount of all Revolving Loans made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

This Revolving Note is the Revolving Note issued pursuant to that certain AMENDED AND RESTATED REVOLVING LINE OF CREDIT AND REIMBURSEMENT AGREEMENT, dated even date herewith, among Borrower and Lender (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Revolving Loans evidenced by this Revolving Note are made and are to be repaid.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Banking Day, the maturity thereof shall be extended to the next succeeding Banking Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

The Lender is hereby authorized by the Borrower to record on its records with respect to the Revolving Loans and all amounts evidenced by this Revolving Note (i) the date and principal amount thereof and (ii) each repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of the Lender to make such a recordation with respect to any Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Documents or this Revolving Note.

Upon and after the occurrence of any Event of Default, the principal amount of and accrued interest on this Revolving Note may be declared due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

Notwithstanding anything to the contrary contained in this Revolving Note, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal amount of the Revolving Loans and then to the amount of the reimbursement obligations with respect to the Letters of Credit and other Credit Document Obligations or, if it exceeds such unpaid principal, reimbursement obligations and other Credit Document Obligations, refunded to the Borrower.

Time is of the essence with respect to this Revolving Note. Demand, presentment, protest and all notices of any kind whatsoever with respect to the Revolving Note are hereby waived by Borrower. No delay or omission by the holder of this Revolving Note in exercising any of its rights hereunder or otherwise shall operate as a waiver of any such right or of any other right of such holder, nor shall any waiver by such holder of any such right on one occasion be deemed a bar to or waiver of such right or any other right on any other occasion.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

AIRTRAN AIRWAYS, INC., a Delaware corporation

By:
Name:
Title:

2

EXHIBIT D

WRITTEN COMMITMENTS FOR INDEBTEDNESS

NONE

EXHIBIT E

NOTICE ADDRESSES

For AirTran:

AirTran Airways, Inc.

9955 AirTran Boulevard

Orlando, FL 32827

Attn: Richard Magurno, General Counsel

Facsimile number: (407) 318-5901

Telephone number: (407) 318-5113

For Bank of Utah, not in its individual capacity,

but solely as the Trustee:

Bank of Utah

200 E. South Temple, Suite 210

Salt Lake City, UT 84111

Attn: Brett R. King

Facsimile number: (801) 746-3519

Telephone number: (801) 924-3676